                                                                   EXHIBIT 10.55

[*]  DENOTES EXPURGATED INFORMATION

                AMENDED AND REINSTATED BREWING SERVICES AGREEMENT
                                     BETWEEN
                            CITY BREWING COMPANY, LLC
                                       AND
                             BOSTON BEER CORPORATION

     AGREEMENT entered into effective as of the 1st day of August, 2006 (the "Effective Date"), by and between CITY BREWING COMPANY, LLC, a Wisconsin limited liability company ("City Brewing"), and BOSTON BEER CORPORATION, a Massachusetts corporation ("Boston Beer"). Boston Beer and City Brewing are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

     City Brewing and Boston Beer desire to enter into an agreement pursuant to which Boston Beer's proprietary malt beverages shall be brewed and packaged at City Brewing's facility located in La Crosse, Wisconsin (the "Brewery").

     ACCORDINGLY, in consideration of the mutual agreements contained in this Agreement, the Parties, intending to be legally bound, hereby agree, as follows:

1.   SCOPE OF AGREEMENT.

     (a) During the Term of this Agreement, as defined in Section 5 below, and in accordance with the terms and conditions set forth herein, City Brewing shall give Boston Beer access to the Brewery and to make available to Boston Beer City Brewing's production personnel to allow Boston Beer to produce Boston Beer's proprietary Beer Products.

     (b) For purposes of this Agreement, Boston Beer's "Beer Products" shall include those products set forth in Exhibit A attached hereto. Boston Beer shall periodically provide to City Brewing an updated schedule of all Boston Beer products which Boston Beer deems to be Beer Products, subject to this Agreement.

2.   CONTROL OF PRODUCTION OF BEER PRODUCTS; PUBLIC STATEMENTS.

     (a) It is the intention of the Parties that City Brewing will alternate proprietorship of the Brewery with Boston Beer so that Boston Beer will function as the brewer when the Beer Products are brewed and packaged at the Brewery ("Alternating Proprietorship"). All Beer Products shall be brewed and packaged according to Boston Beer's specifications, including the maintenance of standards and quality control programs. Boston Beer shall have ultimate responsibility and authority over every detail of the production process for Beer Products at the Brewery, with such responsibility and authority as to those parameters affecting beer taste and quality to be the same as if Boston Beer were the owner of the Brewery. Boston Beer shall monitor and review the practices and procedures of City Brewing in the production and packaging of Beer Products and periodically inspect the Brewery. The Beer Products shall be separated and identifiable from the beer products by City Brewing for itself or other brewers at all stages, including prior to fermentation, during fermentation, during cellar storage and as finished beer after production and before removal from the Brewery. If a decision made by Boston Beer in the exercise of its authority under this Section 2(a) results in additional costs

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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

over and above the costs of the then current operations, City Brewing shall be entitled to be reimbursed by Boston Beer for such costs. In addition, in the exercise of its authority under this Section 2(a), Boston Beer shall not interfere with City Brewing's production processes for its own proprietary brands or for other brands that it produces under contract with third parties.

     (b) Consistent with the provisions of Section 2(a) above, City Brewing and Boston Beer will, in any and all public statements or comments, recognize that Boston Beer controls the ingredients, recipe, brewing processes and procedures and quality and taste parameters for all Beer Products produced at the Brewery and that Boston Beer is the brewer of all such Beer Products. Neither party will make any public statements inconsistent with the foregoing.

     (c) Each Party agrees to take all commercially reasonable steps to prevent any of its personnel from making disparaging or otherwise adverse remarks about the products of the other Party.

3.   COMMITTED CAPACITY; COMMITMENT FEE.

     (a) During the Term, City Brewing shall make available to Boston Beer for brewing of Beer Products up to [*] per month, and up to [*] per calendar year, of production at the Brewery (the "Committed Capacity"). The Committed Capacity is based on anticipated tank usage and availability and shall be increased or decreased in inverse proportion to the extent that actual average tank usage varies from five weeks per storage cycle. Boston Beer will, however, endeavor, to the extent reasonably possible, to provide City Brewing with fifty (50) days advance written notice of any expected increase or decrease in its expected production requirements which varies more than [*] from any previously submitted monthly forecasts for the period in question, in order to allow City Brewing to plan its capacity utilization at any Brewery. Beer Products shall primarily be produced in packaged units described in Section 7 below.

     (b) Boston Beer shall pay a commitment fee to City Brewing in the amount of [*] for any year in which Boston Beer does not brew at least [*] of Beer Products at the Brewery pursuant to this Agreement, such fee to be due and payable within sixty (60) days after the end of the applicable calendar year.

4.   FEE AND MANNER OF PAYMENT.

     (a) Boston Beer shall pay City Brewing a brewing fee (the "Fee") for allowing Boston Beer access to the Brewery and use of City Brewing's employees for the production of the Beer Products produced at the Brewery as set forth in the Fee Schedule attached hereto as Exhibit B. The Fee for other packaging units not listed in Exhibit B shall be set by the Parties based on proportionate volume and packaging efficiencies relative to the units described in said Exhibit. City Brewing shall be entitled to increase each Fee, effective as of January 1 in each year while the Agreement remains in effect (the "inflation adjustment"), with the first such increase pursuant to this Agreement to be effective as of January 1, 2007, at a rate equal to [*] of the increase in the consumer price index in the preceding [*]. On the first January 1st after new or extended agreements with the bargaining units at the Brewery covering at least [*] of the Brewery workers are completed, and on each subsequent January 1st, if so decided by City Brewing, in lieu of the "inflation adjustment", the Fee will be increased by [*] of the average percentage increase in the wages of those bargaining units for the preceding [*].

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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     (b) The Fee includes compensation for City Brewing's employees, overhead, profit, and other costs, including lab tests listed in Exhibit D, incurred by City Brewing in the production of packaged Beer Products suitable for shipment by truck.

     (c) The Fee excludes any federal and state excise taxes, which shall be paid by Boston Beer.

     (d) City Brewing shall invoice daily for wort produced and transferred to fermentation that day. Boston Beer shall pay such invoice within [*]. Upon completion of packaging the Beer Products in cases or kegs, City Brewing shall send Boston Beer a final invoice representing the Fee and any additional Brewing Materials and non-Boston Beer owned packaging supplied by City Brewing. Boston Beer shall pay the final invoice within [*].

     (e) City Brewing shall provide electronic reports to Boston Beer, in form and content mutually acceptable to the parties, showing the quantity of Beer Products actually shipped to customers of Boston Beer on the previous day.

     (f) City Brewing shall have the right to increase the Fee to reflect City Brewing's actual incremental cost for any special services which use a more expensive brewing process or longer time frames or which have more expensive packaging processes than used to produce Samuel Adams Boston Lager(R). Fees and payment terms for special services shall be mutually agreed to in writing and in accordance with the foregoing provisions of this Section 4, including the timely invoicing requirements of paragraph (e) above.

     Boston Beer shall be entitled to a proportional reduction in the Fee to the extent that City Brewing is able to achieve variable cost savings through changes in production procedures initiated by Boston Beer or arising out of any investment made by Boston Beer in City Brewing facilities, whether made prior or subsequent to the date of this Agreement.

     (h) Volume Rebate: The Fee will be adjusted for each package based on the following volume reduction schedule, if in any calendar year the volume of Products produced reaches the following volume levels:

                                       [*]

5.   TERM.

     The term of this Agreement (the "Term") shall commence as of the Effective Date and shall continue until terminated pursuant to Section 6 hereof. The Parties acknowledge that either Party's obligations pursuant to this Agreement to make payments to the other Party and the Parties' respective obligations under Sections 4 and 13, and City Brewing's obligations under Sections 14 and 15 shall survive the termination of this Agreement.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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6.   TERMINATION.

     (a) Either Party may terminate this Agreement for any reason whatsoever on not less than twenty-four (24) months' prior written notice to the other Party, effective at any time on or after [*].

     (b) Boston Beer may also terminate this Agreement effectively immediately upon written notice in the event that City Brewing is in default of any of its obligations to allow Boston Beer to brew, package and ship any Beer Products, which default continues for a period of [*] following receipt by City Brewing of written notice from Boston Beer regarding such default (each such event is hereinafter referred to as a "City Brewing Production Default".) City Brewing shall not be deemed to be in default of its obligations for purposes of this
Section 6(b), if it is in good faith both seeking to correct the circumstances giving rise to its failure to allow Boston Beer to brew, package and ship Beer Products and honoring its obligations under Section 14 hereof, to the extent applicable.

     (c) Boston Beer may also terminate this Agreement effective immediately if
(i) all or substantially all of City Brewing's business or assets have been acquired by a third party or (ii) a transaction or series of transactions results in the majority of voting control of City Brewing being acquired by a person or persons not currently holding an equity interest in City Brewery.

     (d) City Brewing may terminate this Agreement on [*] prior written notice to Boston Beer in the event that Boston Beer is in arrears in payment of undisputed amounts (i) for the production of Beer Products in excess of [*] or
(ii) for other charges in excess of [*], and such arrearage has remained outstanding for in excess of [*] after written demand for payment was made by City Brewing.

     (e) In the event of bankruptcy by either Party, the non-bankruptcy Party shall have the right to terminate this Agreement.

     (f) Upon termination of this Agreement, Boston Beer shall promptly pay to City Brewing all unpaid invoices in full and all unpaid costs incurred by City Brewing pursuant to this Agreement. City Brewing will use all reasonable efforts to minimize such costs upon termination, and Boston Beer will have the right to review documentation evidencing such costs.

7.   PACKAGING, DEPOSITS AND MINIMUM PRODUCTION REQUESTS.

     (a) Packaging of Beer Products shall consist of (i) twenty-four 12-ounce bottles, whether packaged as a 24 bottle loose case, a four 6-pack case or a two 12-pack case (each a "12-oz. Case Unit"), (ii) twelve 24-ounce bottles (a "24 oz. Case Unit"), (iii) 5.2 U.S. gallons (a "One-Sixth Barrel"), (iv) 7.75 U.S. gallons (a "Quarter Barrel"), and (v) 15.50 U.S. gallons (a "Half Barrel"), and any other package types or configurations that the parties mutually agree to use for packaging such Products. All kegs used will be Sankey-style kegs. Boston Beer has the right, subject to the approval of City Brewing, which approval will not be unreasonably withheld, to make changes in the packaging used to produce the Beer Products, including but not limited to, the packaging of the Beer Products in can units. The price for packaging in cans will be adjusted by the difference in City Brewing's costs between packaging in bottles and cans.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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     (b) Boston Beer shall have the right to package Beer Products at least [*].
Boston Beer shall submit production requests by the 10th of the preceding month not less than one production run (at present equivalent to one brew in the brew house, 200 Kegs on the racking line and 12,000 12-oz. Case Units and 3,000
24-oz. Case Units in the bottling line). Boston Beer acknowledges and agrees that the minimum production request applies to each beer style, individually, rather than in combination; provided, however, that production requests for the bottling line may consist of one shift (currently averaging 12,000 Case Units) of the Beer Products in combination and any bottling line order shall not be less than 3,000 Case Units of each beer style, except that for twenty-four ounce (24 oz.) bottles, an order may be comprised of as many as three styles of at least 1,000 cases each.

8.   PACKAGING MATERIALS AND BREWING MATERIALS.

     (a) Crowns, bottles, labels, six-packs, cases, partitions and other packing materials for Beer products (collectively, "Packaging Materials"), or any applicable federal or state taxes (but specifically excluding any taxes in the nature of a tax on income or profits) are not included in the Fee and shall be borne directly by Boston Beer. All Packaging Materials supplied by Boston Beer to be used in the production of Beer Products shall be (i) purchased directly by Boston Beer at its cost for delivery to City Brewing, (ii) the property solely and exclusively of Boston Beer, and (iii) segregated and identified as such at the Brewery. City Brewing acknowledges that Boston Beer shall be afforded unrestricted 24-hour access to the facility.

     (b) Boston Beer shall invoice City Brewing for all hops and flavorings shipped to City Brewing from Boston Beer's cold storage warehouse and City Brewing shall pay such invoice within [*]. City Brewing shall then provide all Brewing Materials, including but not limited to [* ], for the brewing of beer and invoice Boston Beer when liquid is transferred to fermentation in accordance with the provisions of Section 4 (d).

     (c) City Brewing shall provide to Boston Beer perpetual inventory of all Beer Products in progress, finished goods and Packaging Materials on a weekly basis and shall perform such inspections, counts, and other receiving checks similar to those performed on their own materials.

     (d) Each quarter, on dates to be chosen by Boston Beer, Boston Beer shall, at its own expense, perform a physical inventory of all (i) Brewing Materials,
(ii) Beer Products in process, and (iii) finished goods.

9.   RISK OF LOSS.

     Boston Beer shall bear the risk of loss for the Packaging Materials, Brewing Materials, Beer Products in process and finished goods, except where losses arise as a result of negligence or willful misconduct of City Brewing.

10.  BREWERY OF RECORD.

     (a) To the extent requested by Boston Beer, City Brewing shall use all commercially reasonable efforts to establish and maintain an Alternating Proprietorship at the Brewery, and, subject to and in compliance with all applicable federal, state or local laws, rules and regulations, to identify Boston, Massachusetts, as the sole label source for Beer Products.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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Boston Beer agrees to reimburse City Brewing promptly for its reasonable out-of-pocket costs, including, without limitation, legal expenses and increased clerical costs, incurred in connection therewith.

     (b) City Brewing shall provide to Boston Beer, no less than five (5) calendar days prior to the date on which Boston Beer is required to submit its excise tax return and pay taxes as may be due to the TTB on the Beer Products that have been shipped from the Brewery, all information necessary for Boston Beer to make such submission and to pay such taxes. City Brewing shall also provide to Boston Beer on a timely basis such information as may be required in order for Boston Beer to complete and submit the Monthly Brewer's Report of Operations on Form 5130.9 to the TTB when due and such other reports and filings as may be necessary and or appropriate for Boston Beer to comply with applicable laws as the alternating proprietor of the Brewery with respect to the Beer Products.

11.  STORAGE.

     The Fee shall include storage of reasonable quantities of packaged Beer Products for [*]. City Brewing shall be entitled to charge Boston Beer a reasonable fee for the handling and storage of Beer Products beyond [*].

12.  FORCE MAJEURE.

     (a) If City Brewing is unable, by reason of a labor dispute, governmental action, act of God or the like, to perform its obligations as Host, it shall, in any event, to the extent it is still able to maintain production at such Brewery, continue to perform such services for Boston Beer at such Brewery in proportion to the capacity at such Brewery dedicated to the production of the Beer Products prior to the occurrence of the event in question.

13.  CHANGE PARTS AND BREWERY MODIFICATIONS.

     Boston Beer will pay for all Change Parts and Brewery modifications that are unique to running Boston Beer's packaged Beer Products, provided that City Brewing does not have such parts existing at the Brewery in question, Boston Beer shall retain ownership and title to the Change Parts and Boston Beer will have the responsibility to pay for any materials and repairs required to keep the Change Parts functioning to specifications. The Change Parts shall not be used in the manufacture of products other than those listed in Exhibit A or otherwise authorized in writing by Boston Beer.

14.  AGENCY AND INDEMNIFICATION.

     City Brewing and Boston Beer understand and agree that neither Party is, by virtue of this Agreement or anything contained herein, including City Brewing affixing to any Product and/or registering the name of "The Boston Beer Company," "Boston Beer Company," or "Twisted Tea Brewing Company" constituted or appointed the agent of the other Party for any purpose whatsoever, nor shall anything herein contained be deemed or construed as granting Boston Beer or City Brewing any right or authority to assume or to create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any manner or way whatsoever. Boston Beer shall indemnify and hold harmless City Brewing from and against any and all claims, expenses, causes of action or liabilities of any

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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nature whatsoever (collectively, "Damages"), to the extent that Damages arise solely from the independent conduct of Boston Beer; provided that Damages shall not include any loss, liability, cost or expense incurred by City Brewing as a consequence of the exercise by Boston Beer of any of its rights under this Agreement.

15.  PRODUCT LIABILITY.

     (a) City Brewing and Boston Beer shall each maintain product liability insurance of not less than [*] and in the amount of [*] combined single limit in the aggregate relating to the Beer Products produced at the Brewery.

     (b) City Brewing shall indemnify and hold harmless Boston Beer and all of its affiliates from and against any and all loss, liability, cost or expense of any nature whatsoever, including reasonable attorneys' fees (collectively, "Product Liability Damages"), arising out of or associated with all claims made against Boston Beer by any party or parties for personal injury or property damage caused by impurities, defects, or adulteration of any kind in the Beer Products manufactured and/or packaged at the Brewery, regardless of when manufactured or packaged; except to the extent that (i) Product Liability Damages when caused solely by (i) Boston Beer's improper storage, handling, or alteration of the Beer Products in question; (ii) Packaging Materials or Brewing Materials purchased, specified or otherwise approved by Boston Beer subsequent to written notice from City Brewing reasonably advising that such Packaging Materials or Brewing Materials should not be used in the Beer Products for health and safety reasons: or (iii) Product Liability Damages resulting from inherent properties and/or characteristics of the Beer Products, including, by way of example and not of limitation, health and intoxicating effects of the Beer Products.

     (c) Boston Beer shall indemnify and hold harmless City Brewing and all of its affiliates from and against any and all Product Liability Damages to the extent arising out of the causes except from City Brewing's indemnification obligations under Section 15(b) above.

     (d) Notwithstanding the provisions of Sections 15(b) and (c) above, in no event shall either Party be liable to indemnify the other Party for consequential damages suffered by the other Party in an amount greater than one
(1) times the aggregate Fee paid by Boston Beer for all Beer Products produced hereunder during the twelve (12) months preceding the month in which occurred the event giving rise to the claim for indemnification, unless such consequential damages are caused by the negligence or willful misconduct of the other Party

16.  TRADEMARKS.

     (a) City Brewing acknowledges that no trademark or trade name rights in any of the trademarks, trade names, service marks, domain names or logos owned by Boston Beer, including specifically but without limitation those identified on the Trademark Schedule attached hereto as Exhibit C (collectively, the "Trademarks") are granted by this Agreement.

     (b) Boston Beer hereby represents, warrants and covenants that it has and will maintain the right to use the Trademarks and will indemnify and hold harmless City Brewing from any claim of alleged infringement brought by any party against City Brewing, including, but not limited to, City Brewing's reasonable costs of legal expenses.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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17.  SUCCESSORS AND ASSIGNS: FUTURE POTENTIAL ACQUISITIONS.

     (a) The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, but shall not be assigned by either Party without the prior written consent of the other Party, which consent will not be unreasonably withheld. No failure of a Party to consent to a proposed assignment of this Agreement by the other Party shall be deemed unreasonable if such Party believes in good faith that the proposed assignee is not capable of performing the financial or production obligations of the Party proposing to assign this Agreement. Transfer of ownership to a parent, subsidiary or affiliate of a Party shall not be deemed an assignment under this
Section 17.

     (b) Assignment of this Agreement shall not relieve the assigning Party of its financial obligations hereunder, including its indemnification obligations, if an assignee defaults in the performance of its assigned obligations.

     (c) In the event that Boston Beer shall acquire substantially all of the business and assets of another company which produces and/or distributes beer, or, shall acquire all right, title and interest in and to the brands and trademarks of another company (hereinafter the "Acquired"), then, in such event, if the Acquired has products already being produced by City Brewing, then City Brewing agrees to make available to Boston Beer, for the same period of time that City Brewing has pre-existing commitments for the Acquired, such additional capacity which is equivalent to that with the Acquired; provided, however, that the terms and conditions governing production, including pricing, shall be governed by the terms of this Agreement.

     (d) If City Brewing acquires substantially all of the business and assets of another company which produces beer or acquires an additional brewery facility (hereinafter a "City Brewing Acquired Brewery"), then, in such event, if the City Brewing Acquired Brewery has a pre-existing agreement with Boston Beer for the production of Beer Products, City Brewing agrees to continue to make available to Boston Beer, for the same period of time which existed under the pre-existing agreement between Boston Beer and the City Brewing Acquired Brewery, the same capacity as had been committed to Boston Beer by the City Brewing Acquired Brewery; provided, however, that the terms and conditions governing production, including pricing, shall be governed by the terms of this Agreement.

18.  GOVERNING LAW.

     This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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19.  ARBITRATION.

     Any disagreement, dispute, controversy or claim with respect to the validity of this Agreement or arising out of or in relation to the Agreement, or breach hereof, shall be finally settled by arbitration in a mutually agreeable location other than New York, New York, Boston, Massachusetts or Chicago, Illinois, in accordance with the articles of the American Arbitration Association for Commercial Arbitration. The arbitrators shall have the right to assess costs, including legal expenses, in favor of the prevailing Party, including, if applicable, travel costs. Notwithstanding the foregoing, the Parties may have recourse to the courts of the United States of America for the purpose of obtaining preliminary injunctive relief.

20.  EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

21.  AMENDMENTS.

     No amendment, change, or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed or initialed on behalf of the parties hereto by their duly authorized representatives.

22.  NO THIRD PARTY BENEFICIARIES.

     City Brewing and Boston Beer agree that this Agreement is solely for their benefit and does not nor is it intended to create any rights in favor of, or obligations owing to, any person not a party to this Agreement.

23.  MERGER; SEPARABILITY.

     This Agreement terminates and supersedes all prior formal or informal understandings among the Parties with respect to the subject matter contained herein. Should any provision or provisions of this Agreement be deemed ineffective or void for any reason whatsoever, such provision or provisions shall be deemed separable and shall not affect the validity of any other provision.

24.  NON-EXCLUSIVE NATURE OF AGREEMENT.

     (a) Nothing contained in this Agreement shall require Boston Beer to avail itself of the Committed Capacity or preclude Boston Beer from engaging any other brewer for the purpose of producing and distributing Beer Products.

     (b) Boston Beer acknowledges that City Brewing's business includes brewing specialty malt beverage products, including products that may compete directly with, use the same brewing ingredients and formulae as, and/or are of the same style as one or more of the Beer Products. Boston Beer agrees that nothing contained in this Section 24 shall in any manner prevent, limit, restrict or otherwise affect City Brewing's right to continue and expand such aspect of its business, including by introducing new products that compete directly with existing Beer Products, so long as City Brewing does not intentionally (i) copy the identical

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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brewing formulae and ingredients of any Beer Product, (ii) use any proprietary yeast specifically supplied to City Brewing by Boston Beer solely for use in producing Beer Products; or (iii) use labeling or other packaging which infringes any of Boston Beer's Trademarks or copies Boston Beer's marketing position and strategy.

25.  YEAST STRAINS.

     City Brewing will keep all yeast strains provided by Boston Beer free of any contamination and will not use such yeast strains for the brewing of any beers other than the Beer Products. The obligations of City Brewing under this
Section 25 shall survive any termination of this Agreement. City Brewing shall, upon the request of Boston Beer, return any proprietary yeast strains it may have in its possession or under its control.

26.  LABORATORY ANALYSIS; QUALITY ASSURANCE

     City Brewing will perform the laboratory analysis and monitor production and packaging of the Beer Products in accordance with standards set forth on Exhibit D attached hereto. Under such procedures, City Brewing will examine samples of each Product prior to and after packaging.

27.  CONFIDENTIALITY.

     The Parties agree that, except as they shall otherwise mutually determine from time to time, the terms of this Agreement and any notices given hereunder or other communications with respect to the substance of the relationship between them shall be maintained in confidence; provided that each Party shall be permitted to make such disclosures of confidential information to such courts and other public or governmental agencies as their counsel shall deem necessary to maintain compliance with and to prevent violation of applicable federal or state laws.

28.  NOTICES.

     All notices required herein shall be given by certified mail, return receipt requested, or by overnight courier service, to the following addresses (unless change thereof - has previously been given to the party giving notice) and shall be deemed effective when received:

          If to Boston Beer:

               Jeffrey D. White, Chief Operating Officer
               Boston Beer Corporation
               75 Arlington Street
               Boston, MA 02116

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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          with a copy to:

               Legal Department
               Boston Beer Corporation
               75 Arlington Street
               Boston, MA 02116

          If to City Brewing:

               Randy Hull, Vice President of Business Development
               City Brewing Company, LLC
               925 South Third Street
               La Crosse, WI 54601

29.  RIGHTS OF OFFSET.

     City Brewing and Boston Beer agree that, to the extent that either of them is at any time owed money by the other Party, including on regular invoices sent as provided herein, such Party may set off such amount against any undisputed monies owed by it to such Party from time to time, any such set-off to be accomplished by written notice to the owing Party, effective upon being sent.

30.  DELIVERIES TO JOINT WHOLESALERS.

     To the extent permitted by applicable law and at the request of Boston Beer, City Brewing will combine Beer Products and City Brewing products in single truckloads for delivery to "Joint Wholesalers," in which case freight costs shall be pro-rated. For this purpose, a "Joint Wholesaler" is a licensed beer wholesaler that has been duly authorized by both Boston Beer and City Brewing to distribute their respective products. City Brewing and Boston Beer will cooperate with each other in the coordination of order entry so as to facilitate such single truckload deliveries.

31.  LIMITATION ON PERIOD OF CLAIMS.

     Except as otherwise provided in this Agreement with respect to specific issues, all claims hereunder must be brought no later than one (1) year after such claim arose or the Party having such claim shall be deemed to have waived or forever released it; provided that, for purposes of this Section 31, a claim based on a claim by a third party shall be deemed to have arisen at the time that the Party asserting a claim first became aware of it.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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

     IN WITNESS WHEREOF, City Brewing and Boston Beer have executed this Agreement as of the date first above written.

                                        CITY BREWING COMPANY, LLC


                                        By: /s/ Kenn Yartz
                                            ------------------------------------
                                            Kenn Yartz, Chief Operating Officer


                                        BOSTON BEER CORPORATION


                                        By: /s/ Martin F. Roper
                                            ------------------------------------
                                            Martin F. Roper, President and CEO

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    Exhibit A

                                  Beer Products

[*]

and any substitutions therefor and such other malt beverages as may be requested by Boston Beer from time to time and subject to approval by City Brewing, which approval will not be unreasonably withheld.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    Exhibit B

                                  Fee Schedule

[*]

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    Exhibit C

                             Schedule of Trademarks

TRADEMARK                       REGISTRATION NO., IF APPLICABLE   DATE OF ISSUANCE
---------                       -------------------------------   ----------------
Sam Adams(R)                               1,987,061              July 16, 1996
Sam Adams(R) (Stylized)                    2,054,509              April 22, 1997
Samuel Adams(R)                            1,987,062              July 16, 1996
Samuel Adams Portrait Logo(R)              2,402,492              November 7, 2000
Samuel Adams Boston Lager(R)               1,522,026              January 24, 1989
Sam Adams Light(R)                         2,597,646              July 23, 2002
Twisted Tea(R)                             2,574,263              May 28, 2002

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    Exhibit D

         Laboratory Analysis and Quality Assurance Monitoring Procedures

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - WORT

TYPE OF TEST                            MINIMUM TEST FREQUENCY
------------                            ----------------------
pH                                      Each Brew
Starch Conversion (Brewing Dept.)       Each Brew
Color                                   As Requested
Dissolved Oxygen                        1 Brew Weekly

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - BEER

TYPE OF TEST                            MINIMUM TEST FREQUENCY
------------                            ----------------------
END OF FERMENTATION
Original Gravity                        Each Tank
Real Extract                            Each Tank
Alcohol                                 Each Tank
Real Degree of Attenuation              Each Tank
VDK                                     Each Tank
pH                                      Each Tank
IBU                                     As Requested
Color                                   As Requested

RUH BEER
Original Gravity                        Each Tank
Real Extract                            Each Tank
Alcohol                                 Each Tank
Real Degree of Attenuation              Each Tank
Dissolved Oxygen (Brewing Dept.)        Each Tank
pH                                      Each Tank
IBU                                     Each Tank
Color                                   Each Tank
Sensory Evaluation                      Each Tank

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                 Exhibit D cont.

         Laboratory Analysis and Quality Assurance Monitoring Procedures

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - BEER

TYPE OF TEST                            MINIMUM TEST FREQUENCY
------------                            ----------------------
PACKAGE RELEASE BEER
Original Gravity                        Each Tank
Real Extract                            Each Tank
Alcohol                                 Each Tank
Color                                   Each Tank
pH                                      Each Tank
Turbidity                               Each Tank
Dissolved Oxygen (Brewing Dept.)        Each Tank
CO2   (Brewing Dept.)                   Each Tank
Temperature (Brewing Dept.)             Each Tank
Sensory Evaluation                      Each Tank

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - WATER

TYPE OF TEST                            MINIMUM TEST FREQUENCY
------------                            ----------------------
RAW WATER
pH                                      Weekly
Alkalinity                              Weekly
Turbidity                               Weekly
Sensory Evaluation                      Weekly

CARBON TREATED WATER
Carbon                                  Weekly

BREWING WATER AND R.O. WATER
pH                                      Daily
Alkalinity                              Daily
Conductance                             Daily
Turbidity                               Daily
Sensory Evaluation                      Daily

DILUENT
Dissolved Oxygen (Brewing Dept.)        Each Tank

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                 Exhibit D cont.

         Laboratory Analysis and Quality Assurance Monitoring Procedures

STANDARD ANALYTICAL TESTING SCHEDULE - PACKAGING - ALL PRODUCTS

TYPE OF TEST - PRODUCT                  MINIMUM TEST FREQUENCY
----------------------                  ----------------------
Package Air (bottles and cans)          3 units/2 hours and Each Tank Change
CO2 (bottles and cans)                  3 units/2 hours and Each Tank Change
Fill Volume (bottles and cans)          5 units/2 hours and Each Tank Change
Product Analysis (alcohol, RE, OG)      Start-up and Each Tank Change
NA Beer Analysis (alcohol, RE, OG)      Start and End of Each Run

TYPE OF TEST - PACKAGE
Crown Crimp Check (Packaging Dept.)     2 sets/shift/crowner
Removal Torque                          1 set/shift/crowner or capper
Filled Carton Package Evaluation
   (Packaging Dept.)                    48 units/2 times/shift/line
Metal Exposure (cans)                   12 units/2 times/shift/line
1st Operation Seam Check                1/week and after seamer maintenance
2nd Operation Seam Check                1/shift/seamer
Can Lubricant Contamination             1/shift/seamer
Seamer Lubricant Check
   (Packaging Dept.)                    2/shift
Can Filtec Rejects Visual
   (Packaging Dept.)                    Every hour/line
Sensory Evaluation                      Each Tank Change

PACKAGING LINE EQUIPMENT
Glass Inclusion Monitoring
   (QA/Packaging)                       24 bottles/2 hrs. and100 bottles at Start-up
Pasteurizer Temperature Monitoring
   (Packaging Dept.)                    Every 2 hours/line
Pasteurizer PU Check
   (non-Juice products)                 1/week/line and at changeovers
Pasteurizer PU Check (Juice products)   2/shift and at changeovers
Pasteurizer Pressure Switch Check
   (Packaging Dept.)                    1/shift/line
Package Filtec Check
   (Packaging Dept.)                    Every 2 hours/line
Full Case Filtec Check
   (Packaging Dept.)                    2/shift/line
Date Coding-cans, bottles, carriers,
   cartons (Packaging)                  Every 2 hours and line and changeovers
Carton Set-up and Gluing
   (Packaging Dept.)                    Every 30 minutes/line

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - BLENDED PRODUCTS

PRODUCT RELEASE TANKS

TYPE OF TEST                            MINIMUM TEST FREQUENCY
----------------                        ----------------------
Original Gravity                        Each Tank
Specific Gravity                        Each Tank

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                 Exhibit D cont.

         Laboratory Analysis and Quality Assurance Monitoring Procedures

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - BLENDED PRODUCTS

PRODUCT RELEASE TANKS

TYPE OF TEST                            MINIMUM TEST FREQUENCY
------------                            ----------------------
Refractive Index                        Each Tank
Real Extract                            Each Tank
Alcohol                                 Each Tank
Color                                   Each Tank
pH                                      Each Tank
Turbidity                               Each Tank
Degrees Brix                            Each Tank
Total Acidity                           Each Tank
Dissolved Oxygen (Brewing Dept.)        Each Tank
CO(2) (Brewing Dept.)                   Each Tank
Temperature (Brewing Dept.)             Each Tank
Sensory Evaluation                      Each Tank

STANDARD ANALYTICAL TESTING SCHEDULE - MICROBIOLOGY

TYPE OF TEST                            MINIMUM TEST FREQUENCY
------------                            ----------------------
WORT
Cooler Wort (aerobes and anaerobes)     1/week
Pitched Wort (aerobes and anaerobes)    Each Fermenter
Pitched Wort Cell Count                 1/week
Yeast % Solids (Brewing)                Each Brink
Dead Cell Count                         1/day

IN-PROCESS PRODUCT
Ruh Storage Tanks (aerobes and
   anaerobes)                           Each Tank
Package Release Tanks (aerobes and
   anaerobes)                           Each/1 week
Filter Series (aerobes and anaerobes)   1/week
Extended Age Product >28 days           1/week/tank

PACKAGED PRODUCT
Bottles and Cans (aerobes and
   anaerobes)                           1/line/week at start-up
Rinse Water                             1/line/week
Jetter Water                            1/line/week

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                 Exhibit D cont.

         Laboratory Analysis and Quality Assurance Monitoring Procedures

STANDARD ANALYTICAL TESTING SCHEDULE - MICROBIOLOGY

TYPE OF TEST                            MINIMUM TEST FREQUENCY
----------------------                  ----------------------
WATER
Well Water (coliforms)                  1/month
Raw Water (aerobes)                     1/week
Diluent Water (aerobes)                 Each/1 week
Brewing Water (aerobes)                 Each/1week

PITCHING YEAST
Morphology                              1/day
Dead Cells                              1/day
Aerobes and Anaerobes                   1/day
Wild Yeast                              1/day

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                           BREWING SERVICES AGREEMENT
                            CITY BREWING COMPANY, LLC
                                       AND
                             BOSTON BEER CORPORATION

     THIS AMENDMENT, made as of the 10th day of April, 2007 (the "Amendment"), to the Amended and Restated Brewing Services Agreement (the "Agreement") dated as of August 1, 2006 between City Brewing Company, LLC ("City Brewing") and Boston Beer Corporation ("Boston Beer").

     WHEREAS, Boston Beer has been brewing and packaging Beer Products under the Agreement as an alternating proprietor at the brewery owned and operated by City Brewing pursuant to the Agreement;

     WHEREAS, the Alcohol and Tobacco Trade and Tax Bureau of the U.S. Department of the Treasury (the "TTB"), pursuant to a letter to the parties dated March 12, 2007, requires that certain modifications to the Agreement be made in order to comply with the requirements for operating as an alternating proprietor pursuant to Industry Circular 2005-2, Alternating Proprietors at Brewery Premises, dated August 12, 2005 (the "Industry Circular"); and

     WHEREAS, it is the intention of the parties that Boston Beer be able to continue to operate at City Brewing's brewery as an alternating proprietor in accordance with the Industry Circular and, thus, to adopt the changes required by the TTB;

     NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, the parties, intending to be legally bound, hereby agree as follows:

     1. Paragraph 4(d) of the Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

          (d) City Brewing shall invoice daily for any Brewing Materials to be used in that days wort products supplied by City Brewing prior to initiation of brewing process. Boston Beer shall pay such invoices within [*]. Upon completion of packaging the Beer Products in cases or kegs, City Brewing shall send Boston Beer a final invoice representing the Fee and non-Boston Beer owned packaging supplies by City Brewing. Boston Beer shall pay the final invoice within [*].

     2. The words "when liquid is transferred to fermentation" shall be deleted from paragraph 8(b) and the words "prior to initiation of the brewing process" shall be inserted in lieu thereof.

     3. The words "and formulae" shall be deleted from paragraph 24 of the Agreement.

     4.   The effective date of this Amendment shall be August 31, 2006.

     5. Except for the changes enumerated above, all other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, City Brewing and Boston Beer have executed this Amendment as of the date first above written.

                                        CITY BREWING COMPANY, LLC


                                        By: /s/ Kenn Yartz
                                            ------------------------------------
                                            Kenn Yartz
                                            Chief Operating Officer


                                        BOSTON BEER CORPORATION


                                        By: /s/ Martin F. Roper
                                            ------------------------------------
                                            Martin F. Roper,
                                            President and Chief Executive
                                            Officer


                                       2